Exhibit 99.1

Core Scientific Announces Comprehensive Restructuring Transaction

•	Voluntarily Files for Reorganization under Chapter 11

•	Will Enable the Company to Continue to Operate Normally While Navigating the Challenges Facing Its Industry

AUSTIN, Texas [December 21, 2022] – Core Scientific, Inc. (NASDAQ: CORZ)(“Core Scientific” or “the Company”), a leader in high-performance blockchain computing data centers today announced that, after a comprehensive review of potential alternatives and exhaustive discussions with various Company stakeholders, the Company expects to enter into a restructuring support agreement (the “Restructuring Support Agreement”) with the Ad Hoc Noteholder Group, representing more than 50% of the holders of its convertible notes.

To implement the comprehensive restructuring transaction contemplated by the Restructuring Support Agreement, on December 21, 2022, the Company filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of Texas. The Company plans to move swiftly through the restructuring process.

During this process and upon emergence, the Company will continue to operate its existing self-mining and hosting operations, which remain significantly cash flow positive on a debt-free basis. The Company is committed to operating normally during the implementation of its restructuring. The Company remains dedicated to providing hosting services and self-mining in its state-of-the-art data centers.

In connection with the Restructuring Support Agreement, the Ad Hoc Noteholder Group has agreed to provide commitments for a debtor-in-possession facility (the “DIP Facility”) of up to $56 million and has agreed to support the syndication of up to an additional $19 million in new money DIP Facility loans to all holders of convertible notes. These funds, along with ongoing cash generated from operations, are anticipated to provide the necessary financing to effectuate the planned restructuring, facilitate the emergence from Chapter 11, and cover the fees and expenses of legal and financial advisors.

The Restructuring Support Agreement will be subject to a “fiduciary out” for the Company to pursue better alternatives. As contemplated, the restructuring will reduce the Company’s funded indebtedness by hundreds of millions of dollars and reduce annual interest expense by tens of millions of dollars.

Pursuant to the contemplated Restructuring Support Agreement, the Company’s existing convertible noteholders will equitize their debt into a significant majority of the common stock of the reorganized company. In addition, holders of general unsecured claims and existing common shareholders would also receive meaningful recoveries in the form of reorganized common stock and warrants exercisable for significant portions of the common stock of the reorganized enterprise upon obtaining certain valuation thresholds. Both the common stock and the warrants will enable stakeholders to capture a share of the Company’s future growth.

The filing of these cases was necessitated by a decline in the Company’s operating performance and liquidity suffering from the prolonged decrease in the price of bitcoin, the increase in electricity costs necessary to power the Company’s data centers, and the failure by certain of its hosting customers to honor their payment obligations. In response to these factors, the Company has actively taken steps to decrease monthly costs, delay construction expenses, reduce and delay capital expenditures and increase hosting profitability.

The Company extensively explored potential financing alternatives and actively negotiated with various stakeholders. In consultation with its advisors, the Special Committee of the Board of Directors of the Company determined that the restructuring contemplated by the Restructuring Support Agreement represents the optimal path forward and best positions the Company for long-term success.

Core Scientific is being advised by Weil, Gotshal & Manges LLP as its legal advisor, AlixPartners, LLP as its financial advisor and PJT Partners LP as its investment banker.

For additional information about the cases please visit https://cases.stretto.com/CoreScientific. The Company has also established an Information Line at Toll-Free (888) 765-7875 and for international callers please use (949) 404-4152.

ABOUT CORE SCIENTIFIC

Core Scientific is one of the largest publicly traded blockchain computing data center providers and miners of digital assets in North America. Core Scientific has operated blockchain computing data centers in North America since 2017, using its facilities and intellectual property portfolio for colocated digital asset mining and self-mining. Core Scientific operates data centers in Georgia, Kentucky, North Carolina, North Dakota and Texas. Core Scientific’s proprietary Minder® fleet management software combines the Company’s colocation expertise with data analytics to deliver maximum uptime, alerting, monitoring and management of all miners in the Company’s network. To learn more, visit http://www.corescientific.com.

FORWARD LOOKING STATEMENTS

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain risks and other factors, which could include the following: risks and uncertainties relating to the Company’s chapter 11 cases (the “Chapter 11 Cases”), including but not limited to, the Company’s ability to obtain Bankruptcy Court approval with respect to motions in its Chapter 11 Cases, successfully enter into and implement a restructuring plan, emerge from Chapter 11 and achieve significant cash flows from operations; the effects of the Chapter 11 Cases on the Company and on the interests of various constituents, Bankruptcy Court rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general, the length of time the Company will operate under the Chapter 11 Cases, risks associated with any third-party motions in the Chapter 11 Cases, the potential adverse effects of the Chapter 11 Cases on the Company’s liquidity or results of operations and increased legal and other professional costs necessary to execute the Company’s reorganization; finalization and receipt of the DIP Facility; satisfaction of any conditions to which the Company’s DIP financing is subject and the risk that these conditions may not be satisfied for various reasons, including for reasons outside of the Company’s control; the consequences of the acceleration of the Company’s debt obligations; the trading price and volatility of the Company’s common stock and the ability of the Company to remain listed on The Nasdaq Global Select Market as well as other risk factors set forth in the Company’s Annual Report on Form 10-K and Quarterly Reports on From 10-Q filed with the Securities and Exchange Commission. These statements are provided for illustrative purposes only and are based on various assumptions, whether or not identified in this press release, and on the current expectations of the Company’s management. These forward-looking statements are not intended to serve, and must not be relied on by any investor, as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including those identified in the Company’s reports filed with the U.S. Securities & Exchange Commission, and if any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Accordingly, undue reliance should not be placed upon the forward-looking statements.

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ir@corescientific.com

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Brenda Adrian	Anita-Marie Laurie
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